SPECIAL ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT, dated as of October 16, 2000 (the "Escrow Agreement"), is by and among Wit SoundView Group, Inc., a corporation organized under the laws of Delaware ("Parent"), E*TRADE Group, Inc. as the agent (the "Shareholders' Agent") of certain shareholders, each of whom is listed on ANNEX A hereto (individually, a "Shareholder" and collectively the "Shareholders") of E*OFFERING Corp., a California corporation (the "Company"), and The Chase Manhattan Bank as escrow agent (the "Special Escrow Fund Agent"). Capitalized terms not otherwise defined in this Escrow Agreement have the meanings ascribed to them in the Merger Agreement (as defined below).

                  Pursuant to the Agreement and Plan of Merger, dated as of May 15, 2000 (the "Merger Agreement"), and as amended on September 26, 2000 (the "Amendment Agreement"), by and among Parent, Wit SoundView Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub"), and the Company, the Company has been merged with and into Merger Sub (the "Merger").

                  Pursuant to Section 4.2 of the Merger Agreement, __________ shares of common stock, $0.01 par value per share, of Parent (the "Special Escrow Shares") are being deposited by Parent into the escrow fund established hereunder (the "Special Escrow Fund") under Article IV of the Merger Agreement.

                  NOW THEREFORE, the parties hereto agree as follows:

                  1. ESTABLISHMENT OF ESCROW. Pursuant to Section 4.2(d) of the Merger Agreement, Parent has delivered to the Special Escrow Fund Agent and the Special Escrow Fund Agent acknowledges receipt of the Special Escrow Shares in the form of stock certificates registered in the name of Cudd & Co. as nominee for the Special Escrow Fund Agent. The name and address of each Shareholder, the number of Special Escrow Shares initially being deposited on each Shareholder's behalf and (if applicable) the taxpayer identification of each Shareholder are set forth in ANNEX A attached hereto. The Special Escrow Fund Agent shall hold the Special Escrow Shares, and any dividends or other distributions on the Special Escrow Shares and other securities or property into which the Special Escrow Shares may be converted or reclassified into or exchanged for, in escrow, in its name or the name of its nominee, in accordance with this Escrow Agreement. The Special Escrow Shares shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

                           The Special Escrow Fund Agent shall have no
responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Special Escrow Shares. The Special Escrow Fund Agent shall be under no obligation to preserve, protect or exercise rights in the Special Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Escrow Agreement. Notwithstanding the foregoing, if the Special Escrow Fund Agent is so requested in a written request of the Shareholders' Agent received by the Special Escrow Fund Agent at least three (3)

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business days prior to the date on which the Special Escrow Fund Agent is requested therein to take such action (or such later date as may be acceptable to the Special Escrow Fund Agent), the Special Escrow Fund Agent shall execute or cause its nominee to execute, and deliver to the Shareholders' Agent a proxy or other instrument in the form supplied to it by the Shareholders' Agent for voting or otherwise exercising any right of consent with respect to any of the Special Escrow Shares held by it hereunder, to authorize therein the Shareholders' Agent to exercise such voting or consent authority in respect of the Special Escrow Shares (provided that the Special Escrow Fund Agent shall not be obliged to execute any such proxy or other instrument if, in its judgment, the terms thereof may subject the Special Escrow Fund Agent to any liabilities or obligations in its individual capacity). The Special Escrow Fund Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from Parent or other person with respect to the Special Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

                  2. DIVIDENDS AND DISTRIBUTIONS ON SPECIAL ESCROW SHARES. The Special Escrow Fund Agent shall invest all cash dividends and other cash distributions, if any, on the Special Escrow Shares (such cash dividends and other cash distributions are referred to herein as the "Escrow Cash Dividends") at, and pursuant to, the written direction of the Shareholders' Agent in Eligible Investments (as defined below) (including any interest earned thereon) and shall not be responsible or liable for any loss accruing from any investment made in accordance herewith, and the Special Escrow Fund Agent shall hold any noncash dividends and other noncash distributions on the Special Escrow Shares. Dividends payable in securities or other distributions of any kind, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Special Escrow Fund Agent and added to the Special Escrow Fund and become a part of the Special Escrow Fund. Such securities or other distributions shall be considered Special Escrow Shares for purposes hereof and allocated pursuant to the terms of this Escrow Agreement.

                           "Eligible Investments" means (a) obligations issued
or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support of interest and principal thereto); (b) certificates of deposit of any domestic commercial bank having capital and surplus in excess of $500,000,000; (c) repurchase obligations for underlying securities of the type described in clause (a); (d) shares of any registered money market fund at least ninety-five percent (95%) of the assets of which constitute obligations of the type described in clause (a) above; (e) a trust account with The Chase Manhattan Bank (thirty (30) day libor minus fifty (50) bps); or (f) one or more portfolios of The Chase Vista Money Market Mutual Funds, for which affiliates of The Chase Manhattan Bank provide investment advisory and shareholder services for a fee as described in the prospectus for these funds which has been provided to the parties hereto, in addition to a twenty-five (25) basis point fee as compensation for administrative and accounting services provided to clients. No investment except for investments in money market funds shall have a term of more than thirty (30) days. If otherwise qualified, obligations of the Special Escrow Fund Agent shall qualify as Eligible Investments.

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                           Absent its timely receipt of such specific written
investment instruction from the Shareholders' Agent, the Special Escrow Fund Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Funds. All earnings received from the investment of the Escrow Cash Dividends shall be credited to, and shall become a part of, the Special Escrow Fund (and any losses on such investments shall be debited to the Special Escrow
Fund). The Special Escrow Fund Agent shall have no liability for any investment losses, including any losses on any investment required to be liquidated prior to maturity in order to make a payment required hereunder.

                           All trust investment orders involving Treasuries,
commercial paper and other direct investments will be executed through Chase Asset Management (CAM), in the investment management division of The Chase Manhattan Bank. Subject to the principles of best execution, transactions are effected on behalf of the account through a broker dealer selected by CAM. In this regard, CAM seeks to attain the best overall result for the account, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to Parent and Shareholders' Agent reflecting transactions executed on behalf of the Escrow Fund. The Parent and Shareholders' Agent, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost.

                  3. TAX TREATMENT AND ALLOCATION. Dividends and other distributions on the Special Escrow Shares shall be allocable for tax purposes to the Shareholders in proportion to their respective Special Escrow Shares at the time of such allocation, and the Shareholders will include any such allocations constituting income in their gross income for federal, state and local income tax purposes and pay any tax resulting therefrom. Any interest or other earnings on the Special Escrow Shares and Escrow Cash Dividends shall be allocable for tax purposes to Parent. Parent and the Shareholders' Agent will provide the Special Escrow Fund Agent with certified tax identification numbers for each of Parent and the Shareholders by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Special Escrow Fund Agent may reasonably request to the Special Escrow Fund Agent within fourteen (14) days of the date hereof. The parties hereto acknowledge that in the event that a Shareholder's tax identification number is not certified to the Special Escrow Fund Agent, the Special Escrow Fund Agent may be required to withhold a portion of any interest, dividends or other income earned on the Escrow Fund. The Special Escrow Fund Agent will be permitted to withhold and pay to the appropriate taxing authority any amount of the Special Escrow Shares, Escrow Cash Dividends and earnings thereon that the Special Escrow Fund Agent in its determination reasonably believes is required to be withheld and paid to the applicable taxing authority.

                  4. TAX INDEMNIFICATION. Each Shareholder: (i) assumes any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Special Escrow Shares or Escrow Cash Dividends, or performance of other activities under this Escrow Agreement, with respect to the Shareholder's Special Escrow Shares; (ii) shall instruct the Shareholders' Agent to instruct the Special Escrow Fund Agent in writing with respect to the Special Escrow Fund Agent's responsibility for withholding and other taxes,

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assessments or other governmental charges, and shall instruct the Shareholders'
Agent to instruct the Special Escrow Fund Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Special Escrow Fund Agent under this Escrow Agreement with respect to the Shareholder's Special Escrow Shares; and (iii) shall indemnify and hold the Special Escrow Fund Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Special Escrow Fund Agent in connection with or relating to any payment made or other activities performed under this Escrow Agreement with respect to the Shareholder's Special Escrow Shares, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

                  5. ESCROW PERIOD. This escrow shall commence on the date hereof and shall terminate on October 16, 2003 ("Escrow Period").

                  6.       THE SPECIAL ESCROW FUND AGENT.

                           (a)      The Special Escrow Fund Agent shall not be
liable for any act or failure to act under this Escrow Agreement, including any and all claims made against the Special Escrow Fund Agent as a result of its holding the Special Escrow Shares or Escrow Cash Dividends in its own name, except for its own gross negligence, bad faith or willful misconduct. Subject to the foregoing, the Special Escrow Fund Agent shall not be liable for, and Parent and the Shareholders' Agent shall, jointly and severally, indemnify and hold harmless the Special Escrow Fund Agent and its directors, employees, officers, agents, successors and assigns against any losses or claims (including reasonable out-of-pocket expenses and attorney fees) arising out of any action taken or omitted hereunder and reasonable costs of investigation and counsel fees and expenses which may be imposed on the Special Escrow Fund Agent or reasonably incurred by it in connection with its acceptance of this appointment or performance of its duties hereunder. The Special Escrow Fund Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Escrow Agreement. The Special Escrow Fund Agent may act upon any instrument or signature (including wire transfer instructions) believed by it to be genuine and may assume that any person purporting to give any notice or instruction hereunder, believed by it to be authorized, has been duly authorized to do so. The Special Escrow Fund Agent's duties shall be determined only with reference to the express duties set forth in this Escrow Agreement, each of which duties are ministerial in nature, and applicable law. The Special Escrow Fund Agent shall not be deemed to be a fiduciary and is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including without limitation, the Merger Agreement. The parties hereto agree that the use of defined terms incorporated by reference to the Merger Agreement is solely for the convenience of the other parties, and the Special Escrow Fund Agent may rely on the use of defined terms in any communication received by it. In no event will the Special Escrow Fund Agent be liable for punitive, special or consequential damages or losses (including lost profits)

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whatsoever, even if the Special Escrow Fund Agent has been informed of the likelihood of such damages or losses. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Special Escrow Fund Agent or the termination of this Escrow Agreement.

                           (b)      On the last business day of the calendar
month following the month of the date of this Escrow Agreement, and on the last business day of each calendar month thereafter during the Escrow Period, the Special Escrow Fund Agent shall release one thirty-sixth of the Special Escrow Shares, in accordance with the Schedule as set forth in ANNEX B, to the Shareholders' addresses as set forth in ANNEX A. PROVIDED, HOWEVER, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to the Shareholders' Agent and a non-assumption of the Strategic Alliance Agreement by the acquiring or successor entity, Parent or the Shareholders' Agent shall deliver to both the Special Escrow Fund Agent and the other party a certificate indicating that a Change in Control with respect to the Shareholders' Agent has occurred. In such event, unless the Special Escrow Fund Agent receives a Dispute Notice (as defined below), within fourteen (14) days after receiving such certificate from Parent or the Shareholders' Agent, the Special Escrow Fund Agent shall (i) deliver all remaining Special Escrow Shares in the Special Escrow Fund to Parent's transfer agent with instruction to distribute the Special Escrow Shares to Parent for cancellation, and (ii) deliver any and all Escrow Cash Dividends, interest and other earnings on the Special Escrow Shares to Parent via check to Parent's address in Section 10. PROVIDED, FURTHER, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to Parent, Parent or the Shareholders' Agent shall deliver to both the Special Escrow Fund Agent and the other party a certificate indicating that a Change in Control with respect to Parent has occurred. In such event, unless the Special Escrow Fund Agent receives a Dispute Notice (as defined below), within fourteen (14) days after receiving such certificate from Parent or the Shareholders' Agent, the Special Escrow Fund Agent shall (i) deliver all remaining Special Escrow Shares in the Special Escrow Fund (which Special Escrow Shares shall be delivered in the name of the Shareholders' Agent) to the Shareholders' Agent at the Shareholders' Agent's address in Section 10 with instructions to distribute the Special Escrow Shares to the Shareholders in accordance with their respective percentage interests in the Special Escrow Fund as set forth in ANNEX A, (ii) deliver any and all Escrow Cash Dividends on the Special Escrow Shares to the Shareholders' Agent via check to the Shareholders' Agent's address in Section 10 with instructions to distribute such Escrow Cash Dividends to the Shareholders in accordance with their percentage interests in the Special Escrow Fund as set forth in ANNEX A and (iii) deliver any interest or other earnings on Special Escrow Share dividends or other distributions to Parent via check to Parent's address in Section 10. The Special Escrow Fund Agent shall instruct Parent's transfer agent that any Special Escrow Shares released from the Special Escrow Fund shall continue to bear the legend on prohibition of transfer pursuant to
Section 4.2(b) of the Merger Agreement to the extent that such prohibition continues to apply to such Special Escrow Shares at the time of such release.

                           (c)      If, at any time during the Escrow Period,
the number of the Special Escrow Shares to be distributed to the Shareholders' Agent pursuant to this Escrow Agreement is not evenly divisible by a whole number, the number of Special Escrow

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Shares to be distributed to the Shareholders' Agent shall be rounded down to the next lowest number of Special Escrow Shares, and the Special Escrow Fund Agent shall cause Parent's transfer agent to distribute that number of Special Escrow Shares to the Shareholders' Agent. In lieu of the additional fractional Special Escrow Share interest to which the Shareholders' Agent is entitled, Parent shall furnish the Special Escrow Fund Agent cash equal to the value of such fractional Special Escrow Share interest, which value shall be set forth in a certificate delivered to the Special Escrow Fund Agent by both Parent and the Shareholders' Agent, and the Special Escrow Fund Agent shall pay such cash to the Shareholders' Agent via check to the address of the Shareholders' Agent in
Section 10. Parent shall be deemed to have purchased such fractional Special Escrow Share interest with respect to which it has furnished funds to the Special Escrow Fund Agent.

                           (d)      If Parent or the Shareholders' Agent, in
good faith, disputes any claim (in whole or in part) in a certificate made pursuant to this Section 6, the Shareholders' Agent or Parent shall give written notice thereof ("Dispute Notice") to the other party and to the Special Escrow Fund Agent, and the Special Escrow Fund Agent must receive such Dispute Notice within fourteen (14) days after the date the Special Escrow Fund Agent received the related certificate. If the Special Escrow Fund Agent timely receives the Dispute Notice, the Special Escrow Fund Agent shall continue to hold the Special Escrow Shares in accordance with the terms of this Escrow Agreement, and no distribution of the Special Escrow Shares shall be made by the Special Escrow Fund Agent to Parent or to the Shareholders until either (i) such disputed claim has been resolved as evidenced by a written notice executed by Parent and the Shareholders' Agent instructing the Special Escrow Fund Agent as to the distribution of the Special Escrow Shares relative to each Shareholder's account, or (ii) such dispute shall have been adjudicated in accordance with the arbitration procedures described in Section 6(e) hereof and the Special Escrow Fund Agent has received such documents as are specified therein.

                           (e)      If the Special Escrow Fund Agent does not
receive written notice executed by Parent and the Shareholders' Agent within forty-five days (45) after the Special Escrow Fund Agent receives the Dispute Notice to the effect that the dispute has been resolved, the claim shall be referred to an arbitrator in accordance with Section 13.1 of the Merger Agreement. The Special Escrow Fund Agent shall distribute or continue to hold the Special Escrow Shares in accordance with the final arbitration determination, in each case as and to the extent allowed as soon as practicable following its receipt of a copy of the arbitration determination. Such arbitration decision must specify the distribution of the Special Escrow Shares relative to each Shareholder's position.

                           (f)      The Special Escrow Fund Agent shall have the
right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty days prior to the date specified for such resignation to take effect. The Special Escrow Fund Agent shall have the right to withhold an amount equal to any amount due and owing to the Special Escrow Fund Agent, plus any costs and expenses the Special Escrow Fund Agent shall reasonably believe may be incurred by the Special Escrow Fund Agent in connection with the termination of this Escrow Agreement. In such event Parent shall with the approval of the Shareholders' Agent, which approval shall not be unreasonably withheld, appoint a successor Special Escrow Fund Agent within that thirty-day period; if Parent does not designate a successor Special Escrow Fund

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Agent within such period, the Special Escrow Fund Agent may appoint a successor
Special Escrow Fund Agent. Upon the effective date of such resignation, the Special Escrow Shares and Escrow Cash Dividends then held by the Special Escrow Fund Agent hereunder shall be delivered by it to such successor Special Escrow Fund Agent or as otherwise shall be designated in writing by Parent and the Shareholders' Agent. If no successor Special Escrow Fund Agent is appointed as provided herein, the Special Escrow Fund Agent may apply to a court of competent jurisdiction for appointment of a successor Special Escrow Fund Agent.

                           (g)      In the event that the Special Escrow Fund
Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the previsions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. The Special Escrow Fund Agent may consult counsel satisfactory to it, including in-house counsel, and will be protected in respect of any action taken or omitted in reliance thereon.

                           (h)      The Special Escrow Fund Agent may execute
any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement shall be deemed to impose upon the Special Escrow Fund Agent any duty to qualify to do business in any jurisdiction other than New York or to act as fiduciary. The Special Escrow Fund Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any amendment or supplement hereto.

                  7.       TERMINATION.

                           (a)      Upon the termination of the Escrow Period
("Termination Date"), the Special Escrow Fund Agent shall deliver any and all remaining Special Escrow Shares and Escrow Cash Distributions to the Shareholders' Agent with instructions to deliver to the Shareholders according to their respective Special Escrow Shares then held in escrow. Special Escrow Shares delivered in this manner upon the Termination Date shall be registered in the name of the Shareholders' Agent. The Special Escrow Fund Agent shall deliver any interest or other earnings on Special Escrow Share dividends or other distributions to Parent via check to Parent's address in Section 10. This Escrow Agreement shall terminate upon the later of the Termination Date or the distribution of all the Special Escrow Shares in accordance with this Escrow Agreement, provided that Section 4 shall survive termination of this Escrow Agreement.

                            (b)     If, upon the Termination Date, the number of
Special Escrow Shares to be delivered to the Shareholders' Agent pursuant to this Escrow Agreement is not a whole number, the number of Special Escrow Shares to be delivered to the Shareholders' Agent shall be rounded down to the next lowest number of Special Escrow Shares, and the Special Escrow Fund Agent shall cause Parent's transfer agent to distribute that number of Special Escrow Shares to the Shareholders' Agent. In lieu of the additional fractional Special Escrow Share interest to which the Shareholders' Agent is entitled, Parent shall furnish the Special Escrow Fund Agent cash equal to the value of such fractional Special Escrow Share interest,

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which value shall be set forth in a certificate delivered to the Special Escrow
Fund Agent by both Parent and the Shareholders' Agent, and the Special Escrow Fund Agent shall pay such cash to the Shareholders' Agent via check to the address of the Shareholders' Agent as set forth in Section 10. Parent shall be deemed to have purchased such fractional Special Escrow Share interest with respect to which it has furnished funds to the Special Escrow Fund Agent.

                  8. ESCROW FEES AND EXPENSES. Parent agrees to (i) pay the Special Escrow Fund Agent upon execution of this Escrow Agreement and annually thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as set forth in ANNEX C attached hereto, and (ii) pay or reimburse the Special Escrow Fund Agent upon request for all expenses, disbursements and advances, including reasonable attorneys' fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.

                  9. SHAREHOLDERS' AGENT. The Shareholders' Agent represents and warrants to Parent and the Special Escrow Fund Agent that it is authorized to execute this Escrow Agreement for and on behalf of the Shareholders and to take any action deemed by it appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under, this Escrow Agreement. The Shareholders' Agent shall serve as the agent of the Shareholders for all purposes related to this Escrow Agreement, including without limitation service of process upon the Shareholders. By execution of this Escrow Agreement, the Shareholders' Agent accepts and agrees to use its best efforts to discharge the duties and responsibilities of the Shareholders' Agent set forth in this Escrow Agreement without compensation for its services hereunder. Parent and the Special Escrow Fund Agent shall be entitled to rely upon the authorization and designation of the Shareholders' Agent under this
Section 9 and shall be fully protected in dealing with the Shareholders' Agent, and shall have no duty to inquire into the authority of any person reasonably believed by any of them to be the Shareholders' Agent.

                  10. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or five (5) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

                           If to Parent:

                           Wit SoundView Group, Inc.
                           826 Broadway,
                           New York, New York 10003
                           Facsimile: 212 253-5289
                           Attention: Robert H. Lessin
                                      Chief Executive Officer

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                           With copies to:

                           Wit SoundView Group, Inc.
                           826 Broadway
                           New York, New York 10003
                           Facsimile: 212 253-5289
                           Attention: Lloyd H. Feller
                                      Senior Vice President and
                                      Co-General Counsel

                           and

                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           Four Times Square, 30th Floor
                           New York, New York 10036
                           Facsimile: (212) 735-2000
                           Attention: Richard T. Prins, Esq.

                           and

                           Skadden, Arps, Slate, Meagher & Flom, LLP
                           525 University Avenue, Suite 220
                           Palo Alto, CA  94301
                           Facsimile: (650) 470-4570
                           Attention: Kenton J. King, Esq.

                  If to Shareholders' Agent:

                           E*TRADE Group, Inc.
                           4500 Bohannon Drive
                           Menlo Park, CA  94025
                           Facsimile: (650)331-6803
                           Attention: Thomas A. Bevilacqua
                           Chief Strategic Investment Officer

                           With copies to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA  94304
                           Facsimile: (650) 461-5380
                           Attention: Alan K. Austin, Esq.

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                           and

                           Brobeck Phleger & Harrison
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA  94303
                           Facsimile: (650) 496-2885
                           Attention: Curtis L. Mo, Esq.

                           and

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Facsimile: (212) 757-3990
                           Attention: Douglas A. Cifu, Esq.

                  If to Special Escrow Fund Agent:

                           Chase Manhattan Bank
                           Capital Markets Fiduciary Services
                           450 West 33rd Street, 10th Floor
                           New York, NY  10001
                           Facsimile: (212) 946-3935
                           Attention: Debbie DeMarco



Any party may by notice given in accordance with this section to the other parties designate another address or person for receipt of notices hereunder.

                  11. VOTING. Until the Termination Date, until directed otherwise by the Shareholders' Agent pursuant to Section 1, the Special Escrow Fund Agent will vote each of the Special Escrow Shares as directed in writing by the Shareholders' Agent.

                  12. GOVERNING LAW. This Escrow Agreement is governed by the laws of New York without regard to its conflict of law provisions, and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

                  13. COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, all of which documents shall be considered one and the same document.

                  14.      ADDITIONAL TERMS.

                           (a)      The Special Escrow Fund Agent shall have no
more or less responsibility or liability on account of any action or omission of any book-entry depository,

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securities intermediary or other subescrow agent employed by the Special Escrow
Fund Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Special Escrow Fund Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Special Escrow Fund Agent's own gross negligence, bad faith or willful misconduct.

                           (b)      Each of the parties hereby absolutely and
irrevocably consents and submits to the jurisdiction of the courts in New York and of any Federal court located in New York in connection with any actions or proceedings brought against any of the parties (or each of them) by the Special Escrow Fund Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties each hereby absolutely and irrevocably
(i) waive any objection to jurisdiction or venue, (ii) waive personal service of any summons, complaint, declaration or other process, and (iii) agree that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 10 hereof.

                           (c)      The Special Escrow Fund Agent shall not be
responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                           (d)      This Escrow Agreement shall be binding upon
the respective parties hereto and their heirs, executors, successors and assigns.

                           (e)      This Escrow Agreement may not be altered or
modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

                           (f)      The parties agree that this Escrow Agreement
and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process and shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                           (g)      In the event funds transfer instructions are
given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Special Escrow Fund Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on ANNEX D, and the Special Escrow

Fund Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Special Escrow Fund Agent. The Special Escrow Fund Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Shareholders' Agent to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Special Escrow Fund Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.



                  [Remainder of Page Intentionally Left Blank]

                           Counterpart Signature Page
                            Special Escrow Agreement


                  IN WITNESS WHEREOF, the parties have executed this Special Escrow Agreement on the date first above written.



                                   WIT SOUNDVIEW GROUP, INC.


                                   By:  /s/ Mark F. Loehr
                                        ---------------------------------------
                                        Name:   Mark F. Loehr
                                        Title:  Co-President



                                   E*TRADE GROUP, INC.
                                   as Shareholders' Agent


                                   By:  /s/ Theodore J. Theophilos
                                        ---------------------------------------
                                        Name:   Theodore J. Theophilos
                                        Title:  Chief Legal Affairs Officer
                                                and Corporate Secretary



                                   THE CHASE MANHATTAN BANK
                                   as Special Escrow Fund Agent


                                   By:  /s/ Debbie DeMarco
                                        ---------------------------------------
                                        Authorized Signatory
                                        Name:   Debbie DeMarco
                                        Title:  Assistant Vice President

                                     ANNEX A
                                     -------

                             SHAREHOLDER INFORMATION

--------------------------------------------------------------------------------
Name of Shareholder       Address   Taxpayer Identification   Number of Special
                                    Number (if applicable)     Escrow Shares
--------------------------------------------------------------------------------
GAP Coinvestment
Partners II LP
--------------------------------------------------------------------------------
General Atlantic
Partners 61 LP
--------------------------------------------------------------------------------
Softbank Technology
Ventures Advisors Fund
V L.P.
--------------------------------------------------------------------------------
Softbank Technology
Ventures Entrepreneurs
Fund V L.P.
--------------------------------------------------------------------------------
Softbank Technology
Ventures V L.P.
--------------------------------------------------------------------------------
E*TRADE Group, Inc.

--------------------------------------------------------------------------------

                              --------------------------------------------------
                                   Total Number of
                                Special Escrow Shares
                              --------------------------------------------------

                                     ANNEX B
                                     -------

                                    SCHEDULE


Name of Shareholder                     Number of Special Escrow Shares to be
                                       distributed monthly during Escrow Period
--------------------------------------------------------------------------------
GAP Coinvestment Partners II LP

General Atlantic Partners 61 LP

Softbank Technology Ventures Advisors
Fund V L.P.

Softbank Technology Ventures
Entrepreneurs Fund V L.P.

Softbank Technology Ventures V L.P.

E*TRADE Group, Inc.

                                     ANNEX C
                                     -------

                        FEES OF SPECIAL ESCROW FUND AGENT


15 basis points of the highest value of collateral held on deposit per annum or any part thereof without proration for partial years, subject to a minimum of $7,500.00 per annum or any part thereof without proration for partial years (includes investment in a Chase Manhattan Bank Money Market Account, Chase Manhattan Bank Deposit Acount or The Chase Manhattan Bank Mutual Fund known as the Vista Fund).

$75 per investment (excludes Money Market, Deposit Account or Vista Fund Investments).

                                     ANNEX D
                                     -------


                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS
           -----------------------------------------------------------


If to Parent:

         NAME                                        TELEPHONE NUMBER
         ----                                        ----------------

1.       Curt Snyder                                 (212) 253-5207

2.       Jennifer Fleissner                          (212) 253-5285

3.       Cynthia Alegre                              (212) 253-4602


If to Shareholders' Agent:

         NAME                                        TELEPHONE NUMBER
         ----                                        ----------------

1.       _________________                           _______________

2.       _________________                           _______________

3.       _________________                           _______________


Telephone call-backs shall be made to both Parent and Shareholders' Agent if joint instructions are required pursuant to this Escrow Agreement.